EXHIBIT 15



November 16, 1995




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  Aluminum Company of America

We are aware that our report dated April 7, 1995, July 7, 1995 and October 6, 1995, accompanying interim financial information of Aluminum Company of America (Alcoa) and subsidiaries for the three-month period ended March 31, 1995, the six-month period ended June 30, 1995 and the nine-month period ended September 30, 1995, and included in Alcoa's quarterly report on Form 10-Q for the quarter then ended, is incorporated by reference in this registration statement for the registration of $300,000,000 of Debt Securities, Warrants to Purchase Debt Securities, Preferred Stock and Common Stock. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered as part of a registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

Very truly yours,


/s/ COOPERS & LYBRAND, LLP
COOPERS & LYBRAND, LLP